Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

July 13, 2009

Discover Financial Services

2500 Lake Cook Road

Riverwoods, IL 60015

Re:	Discover Financial Services

Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) filed by Discover Financial Services, a Delaware corporation (the “Company”), on July 6, 2009 (Registration No. 333-160447) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing up to 62,162,163 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”).

We are familiar with (i) the Registration Statement, (ii) the Company’s prospectus dated July 6, 2009 included in the Registration Statement (the “Base Prospectus”), (iii) the Company’s prospectus supplement dated July 7, 2009 supplementing the Base Prospectus and relating to the Shares, (iv) the Underwriting Agreement, dated July 7, 2009 (the “Share Underwriting Agreement”), between the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein, relating to the issuance and sale of the Shares, (v) certain resolutions of the Board of Directors of the Company adopted on June 17, 2009, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, relating to, among other things the authorization of the Registration Statement, the issuance and sale of Common Stock and the establishment of a Pricing Committee of the Board of Directors, (vi) certain resolutions of the Pricing Committee of the Board of Directors of the Company adopted on July 7, 2009, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect and (vii) the amended and restated certificate of incorporation of the Company and the amended and restated by-laws of the Company, in each case, as currently in effect, and as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Discover Financial Services

July 13, 2009

assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. The issuance and sale of 54,054,055 of the Shares covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and each such Share will be legally issued, fully paid and non-assessable when such Shares shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as contemplated by the Underwriting Agreement.

2. The issuance and sale of 8,108,108 of the Shares covered by the Registration Statement in connection with any exercise of the over-allotment option granted by the Company to the underwriters pursuant to the Underwriting Agreement have been duly authorized by the Company, and each such Share will be legally issued, fully paid and non-assessable when such Shares shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as contemplated by the Underwriting Agreement.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of Shares pursuant to the over-allotment option: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; and (ii) the certificate of incorporation and by-laws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

This opinion letter is limited to the General Corporation Law of the State of Delaware.

We do not find it necessary for purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP